Transocean Ltd. Investor Relations and Corporate Communications

News Release
Analyst Contacts:	Bradley Alexander
+1 713-232-7515

Diane Vento
+1 713-232-8015

Media Contact:	Pam Easton
+1 713-232-7647

TRANSOCEAN LTD. ANNOUNCES EXTRAORDINARY GENERAL MEETING

ZUG, SWITZERLAND—August 25, 2015—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) announced today that the company will convene an Extraordinary General Meeting of Shareholders ("EGM"). The EGM, which will be open to shareholders of record as of October 12, 2015, will be held at 5:00 p.m., CEST, on October 29, 2015, in Cham, Switzerland. Additional details on the EGM will be provided to shareholders and be made publicly available in a proxy statement that will be filed with the U.S. Securities and Exchange Commission.

The Board of Directors (the "Board") will propose the following items for approval at the EGM:

•	The election of Jeremy D. Thigpen, the company’s President and Chief Executive Officer, as a member of the Board for a term extending until completion of the 2016 Annual General Meeting.

•	The cancellation of the third and fourth installments of the dividend approved at the company’s annual general meeting held on May 15, 2015.

•	A reduction of the par value of each share of the company to CHF 0.10 from currently CHF 15.

A portion of the aggregate par value reduction amount is proposed to be used to reduce the company's balance sheet loss as recorded on the company's standalone statutory balance sheet, and the remainder is proposed to be allocated to the company’s statutory capital reserves.

In light of the deterioration of the offshore drilling market and concerns regarding the timing of the market’s recovery, the company is evaluating its investments in affiliates as recorded on its Swiss standalone statutory balance sheet for impairment on an interim basis. Based on analysis carried out to date, the company expects the carrying amount of these investments to be further impaired. As a result, the company may recognize an aggregate loss associated with these non-cash impairments, expected to be in excess of CHF 2 billion, on its Swiss interim standalone statutory balance sheet as of July 31, 2015. Such increase in the net loss on the Swiss standalone statutory balance sheet would result in the company’s net assets covering less than 50% of its Swiss statutory share capital and capital reserves. In accordance with Swiss law, the Board will propose a par value reduction as a measure to address such capital loss. If approved by shareholders, a portion of the reduction will be allocated to reduce any net loss on the company's Swiss standalone statutory balance sheet and the remainder will be allocated to the company's Swiss statutory capital reserves. Other than an accounting realignment between the line items “shares” and “additional paid in capital” reflecting the reduction in par value, it is not expected that the consolidated financial statements of the company and its subsidiaries will be affected. The company is continuing its impairment analysis and will provide further guidance in due course.

•	The cancellation of all shares of the company that have been repurchased to date under the company’s share repurchase program approved in 2009, as required under Swiss law.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the final agenda and Board recommendations for voting, the dividend and timing of the EGM, any future losses or impairments, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2014 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 63 mobile offshore drilling units consisting of 27 ultra-deepwater floaters, six deepwater floaters, seven harsh-environment semisubmersibles,

13 midwater semisubmersibles, and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the website: www.deepwater.com.